EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)
                                 STATE OF NEVADA
                               Secretary of State

(For filing office use)


     IMPORTANT: Read instruction on reverse side before completing this form.
                         TYPE OR PRINT (BLACK INK ONLY)

1. NAME OF CORPORATION:         NAPRODIS Inc.
                         --------------------------
2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

    Name of Resident Agent:   Susan Paige

    Street Address:  375 Alder Court (P.O. Box 4596,) Incline Village  89450
                    ---------------------------------------------------------
                    Street No.   Street Name               City          Zip

3.  SHARES:  (number of shares the corporation is authorized to issue)
    Number of shares with par value:     none
                                      -----------

Par value: none        Number of shares without par value:   25,000
          ------
                                  ----------
4.  GOVERNING BOARD: shall be styled as (check one):  x Directors       Trustees
                                                     ---           ---

    The FIRST BOARD OF DIRECTORS shall consist of 2 members and the names and addresses are as follows (attach additional pages if necessary):

Name Dr. Paul F. Petit             13417 Orange Blossom LanePoway, CA 92064
                                   ----------------------------------------
                                    Address              City/State/Zip

Name Alain S. Petit                3311 Moylan Drive   Bowie, MD 20715
                                   -----------------------------------
                                    Address              City/State/Zip

5. PURPOSE (optional - see reverse side): The purpose of the corporation shall be:
    the purchase, resale, and manufacture of parapharmaceutical products and/or any lawful activity related or not related.

6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached: none
                                                                     -------

7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized) (Attach additional pages if there are more than two incorporators).

    Name:  Dr. Paul F. Petit

    Address:  13417 Orange Blossom Lane, Poway, CA 92064

    Signature  /s/ Paul F. Petit
              -----------------------

    State of California County of San Diego

     This instrument was acknowledged before me on May 20, 1999, by Paul F. Petit as incorporator of
                                  NAPRODIS Inc.
                              --------------------
            (name of party on behalf of whom instrument was executed)

    (affix notary stamp or seal)              /s/ Margaret S. Hosler
                                            -----------------------------------
                                            Notary Public Signature

8. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT I, Susan Paige, hereby accept appointment as Resident Agent for the above named corporation.

    /s/ Susan Paige                             May 19, 1999
    ------------------------                   -------------
    Signature of Resident Agent                    Date

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.biz

       CERTIFICATE OF AMENDMENT
  (PURSUANT TO NRS 78.385 and 78.390)

                                             ABOVE SPACE IS FOR OFFICE USE ONLY
Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: NAPRODIS INC.

2. The articles have been amended as follows (provide article numbers, if available):

    Article 3 is amended in its entirety to read as follows:

    1. The authorized capital stock of the Corporation shall consist of 60,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. The shares of preferred stock may be issued in one or more series. The designations, powers, rights, preferences, qualifications, restrictions and limitations of each series of preferred stock shall be established from time to time by the Corporation's Board of Directors in accordance with Nevada law. Shareholders will not have preemptive rights.
    2. The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.
    3. At any meeting of the stockholders, except to the extent otherwise provided by law, a quorum shall consist of a one third of the shares entitled to vote at the meeting.
    4. Each share of this Corporation's common stock which was outstanding on December 31, 2004 shall be automatically converted into 120 shares of this Corporation's common stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 25,000 shares in favor.

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)_______________________

5. Officer Signature (required): /s/ Paul F. Petit, President
                                 ----------------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by
appropriate fees. See attached fee      Nevada Secretary of State AM 78.385
schedule.                               Amend 2003
                                        Revised on: 11/03/03